Exhibit 2.1

PLAN OF CONVERSION

OF

Virtu Financial, INC.

This Plan of Conversion (this “Plan of Conversion”) is adopted as of November 4, 2026 to convert Virtu Financial, Inc., a Delaware corporation (the “Delaware Corporation”), to a Texas corporation to be known as “Virtu Financial, Inc.” (the “Texas Corporation”).

1.       Converting Entity. The Delaware Corporation is a corporation organized under the General Corporation Law of the State of Delaware (the “DGCL”).

2.       Converted Entity. The Texas Corporation shall be a corporation organized under the Texas Business Organizations Code (the “TBOC”). The name of the Texas Corporation shall be Virtu Financial, Inc.

3.        The Conversion. The Delaware Corporation shall be converted to the Texas Corporation (the “Conversion”) pursuant to Title 1, Chapter 10, Subchapter C of the TBOC and Section 266 of the DGCL. The Delaware Corporation is continuing its existence, without lapse or interruption, in the organizational form of the Texas Corporation.

4.       Filing of Conversion Documents; Effective Time. As soon as practicable following the satisfaction of the conditions set forth in Section 9 hereof, if this Plan of Conversion shall not have been terminated prior thereto as provided in Section 12 hereof, the Delaware Corporation shall cause (i) a certificate of conversion in the form required by the TBOC (the “Texas Certificate of Conversion”) and executed in accordance with the relevant provisions of the TBOC to be filed with the Secretary of State of the State of Texas, (ii) a certificate of formation in the form attached hereto as Exhibit A (the “Certificate of Formation”) to be executed and filed with the Secretary of State of the State of Texas, and (iii) a certificate of conversion meeting the requirements of Section 266 of the DGCL (the “Delaware Certificate of Conversion”) to be properly executed and filed with the Secretary of State of the State of Delaware in accordance with such section, and otherwise make all other filings or recordings as required by the TBOC or DGCL in connection with the Conversion. The Conversion shall become effective at the time specified in the Texas Certificate of Conversion and the Delaware Certificate of Conversion as the effective time of the Conversion (the “Effective Time”). The Conversion will have the effects set forth in the TBOC and, to the extent necessary, the DGCL, including without limitation the effects set forth in this Plan of Conversion. The Texas Corporation will be responsible for the payment of all of the Delaware Corporation’s fees and franchise taxes and will be responsible for all of its debts and liabilities.

5.        Certificate of Formation and Bylaws. At the Effective Time, the Certificate of Formation and Bylaws of the Texas Corporation, in the form attached hereto as Exhibit B, shall govern the Texas Corporation until amended in accordance with their respective terms and applicable law.

6.         Directors and Officers. From and after the Effective Time, by virtue of the Conversion and without any further action on the part of the Delaware Corporation or the Texas Corporation, or their respective stockholders, (i) the members of the Board of Directors of the Delaware Corporation (the “Delaware Board”) as of immediately prior to the Effective Time shall continue as, and shall constitute, all of the members of the board of directors of the Texas Corporation (the “Texas Board”), with each director to serve for the remainder of the term for which such director was elected or appointed and until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, disqualification, resignation or removal; (ii) the Chairman of the Delaware Board as of immediately prior to the Effective Time shall be, from and after the Effective Time, the Chairman of the Texas Board to serve at the pleasure of the Texas Board; (iii) each committee of the Delaware Board as of immediately prior to the Effective Time shall be, from and after the Effective Time, constituted as a committee of the Texas Board on the same terms and with the same powers and authority as the applicable committee of the Delaware Board as of immediately prior to the Effective Time, and the members of each committee of the Delaware Board as of immediately prior to the Effective Time shall be, from and after the Effective Time, the members of each such committee of the Texas Board, each to serve at the pleasure of the Texas Board; and (iv) the officers of the Delaware Corporation as of immediately prior to the Effective Time shall continue as, and shall constitute, all of the officers of the Texas Corporation (and any designation as an “executive officer” under Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or “officer” for purposes of Section 16 of the Exchange Act shall remain in effect), with each to serve until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, disqualification, resignation or removal.

7.        Effect on Capital Stock of the Delaware Corporation. At the Effective Time, by virtue of the Conversion and without any further action on the part of the Delaware Corporation, the Texas Corporation, the stockholders thereof or any other person, (i) each share of Class A common stock, par value $0.00001 per share, of the Delaware Corporation issued and outstanding or held in treasury immediately prior to the Effective Time shall be automatically converted into one (1) share of Class A common stock, par value $0.00001 per share, of the Texas Corporation; (ii) each share of Class B common stock, par value $0.00001 per share, of the Delaware Corporation issued and outstanding or held in treasury immediately prior to the Effective Time shall be automatically converted into one (1) share of Class B common stock, par value $0.00001 per share, of the Texas Corporation; (iii) each share of Class C common stock, par value $0.00001 per share, of the Delaware Corporation issued and outstanding or held in treasury immediately prior to the Effective Time shall be automatically converted into one (1) share of Class C common stock, par value $0.00001 per share, of the Texas Corporation; and (iv) each share of Class D common stock, par value $0.00001 per share, of the Delaware Corporation issued and outstanding or held in treasury immediately prior to the Effective Time shall be automatically converted into one (1) share of Class D common stock, par value $0.00001 per share, of the Texas Corporation. At and after the Effective Time: (x) all of the outstanding certificates that immediately prior to the Effective Time represented issued and outstanding shares of Class A common stock, Class B common stock, Class C common stock or Class D common stock of the Delaware Corporation shall be deemed for all purposes to evidence ownership of and to represent shares of Class A common stock, Class B common stock, Class C common stock or Class D common stock, as applicable, of the Texas Corporation and shall be so registered on the books and records of the Texas Corporation and its transfer agent; and (y) all of the issued and outstanding shares of Class A common stock, Class B common stock, Class C common stock and Class D common stock of the Delaware Corporation that are in uncertificated book-entry form shall automatically become the number and class or series of shares of the Texas Corporation into which such shares of the Delaware Corporation have been converted as herein provided in accordance with the customary procedures of the Delaware Corporation’s transfer agent. Any shares of Class A common stock, Class B common stock, Class C common stock or Class D common stock of the Texas Corporation may be issued as uncertificated shares, whether upon original issuance, re-issuance or subsequent transfer.

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8.       Other Effects of the Conversion.

(a)       At the Effective Time, any warrant, stock option, performance-based stock option, restricted stock unit, performance restricted stock unit, restricted stock, equity or equity-based award, or other right to acquire, or any instrument to convert into or exchange for, or that is based on the value of, the Class A common stock, Class B common stock, Class C common stock or Class D common stock or other equity securities of the Delaware Corporation, whether vested or unvested, which is outstanding immediately prior to the Effective Time (each, a “Convertible Security”), shall from and after the Effective Time constitute a warrant, stock option, performance-based stock option, restricted stock unit, performance restricted stock unit, restricted stock, equity or equity-based award or other right to acquire, or any instrument to convert into or exchange for, or that is based on the value of, the same amount of Class A common stock, Class B common stock, Class C common stock or Class D common stock or other equity securities of the Texas Corporation, respectively, and, if applicable, with the same exercise, purchase or conversion price per share, and shall, to the extent permitted by law and otherwise reasonably practicable, have the same term, exercisability, vesting schedule, status and all other terms and conditions of the applicable Convertible Security as in effect immediately prior to the Effective Time.

(b)       At the Effective Time, automatically by virtue of the Conversion and without any further action by the Delaware Corporation, the Texas Corporation or any other person, each employment letter or agreement, employee benefit plan or agreement, incentive compensation plan or agreement, or other similar plan or agreement to which the Delaware Corporation is a party, or otherwise maintains, sponsors or contributes (including both cash and equity incentive plans), shall continue to be a plan or agreement of the Texas Corporation on the same terms and conditions and any references to the Delaware Corporation and the Delaware Board (or any committee thereof) thereunder shall mean the Texas Corporation and its board of directors (or any committee thereof) on and after the Effective Time. To the extent that any such plan, letter or agreement provides for the issuance, or is otherwise based on the value, of the Class A common stock, Class B common stock, Class C common stock or Class D common stock or other equity securities of the Delaware Corporation, as of the Effective Time, automatically by virtue of the Conversion and without any further action on the part of any person, such plan or agreement shall be deemed to provide for the issuance, or be based on the value, of the corresponding class of common stock or other equity securities of the Texas Corporation. Pursuant to the terms of the Virtu Financial, Inc. Second Amended and Restated 2015 Management Incentive Plan (the “Delaware Plan”) and the authority of the Delaware Board or any committee thereof to administer the Delaware Plan, the shares of Class A common stock of the Delaware Corporation subject to the Delaware Plan and all outstanding awards thereunder shall be adjusted pursuant to the terms of the Delaware Plan in the manner described above.

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(c)       At the Effective Time, automatically by virtue of the Conversion and without any further action on the part of any person, each agreement to which the Delaware Corporation is a party shall continue to be an agreement of the Texas Corporation on the same terms and conditions and any references to the Delaware Corporation thereunder shall, on and after the Effective Time, mean the Texas Corporation.

(d)       The Conversion shall not (i) extinguish the standing of any person or entity who is a plaintiff in any derivative action or suit brought on behalf of the Delaware Corporation (including any appeal therefrom) that is pending at the Effective Time or (ii) extinguish or adversely affect the standing or ability of any person or entity to initiate a derivative action or suit on behalf of the Delaware Corporation regarding acts, omissions or transactions occurring prior to the Effective Time if such person or entity was a stockholder or beneficial owner of the Delaware Corporation at the time of such act, omission or transaction; provided that, in each case, such person or entity shall maintain his or her status as a stockholder or beneficial owner of the Texas Corporation through the pendency of any such derivative action or suit (any such person or entity, a “Plaintiff,” and any such derivative action or suit, a “Derivative Action”). Following the Effective Time, the Texas Corporation shall not assert that the Conversion, or the application of the laws of the State of Texas to the Texas Corporation, extinguished or adversely affected the standing or ability (as applicable) of any Plaintiff to initiate or maintain any Derivative Action.

9.       Conditions Precedent. Completion of the Conversion is subject to the following conditions:

(a)       the resolution of the Delaware Board approving the Conversion and the Plan of Conversion pursuant to and in accordance with applicable law shall remain in effect;

(b)       this Plan of Conversion shall have been adopted and approved by the affirmative vote or consent of a majority of the aggregate voting power of the shares of the Class A common stock, Class B common stock, Class C common stock and Class D common stock of the Delaware Corporation outstanding and entitled to vote thereon, voting together as a single class, and by any separate class or series vote that may be required under the DGCL or the certificate of incorporation of the Delaware Corporation; and

(c)       any regulatory or contractual approvals, consents, notices or filings that the Delaware Board or any duly authorized committee thereof (in its sole discretion) determines to obtain shall have been so obtained and be in full force and effect.

All of the foregoing conditions are non-waivable, except that the condition set forth in Section 9(c) may be waived by the Delaware Board or any duly authorized committee thereof, and any determination by the Delaware Board or any duly authorized committee thereof prior to the Effective Time concerning the satisfaction or waiver of any condition set forth in this Section 9 shall be final and conclusive to the fullest extent permitted by applicable law. The filing of the Texas Certificate of Conversion with the Texas Secretary of State, and the filing of the Delaware Certificate of Conversion with the Delaware Secretary of State, shall be evidence that all conditions to the Conversion have been met or validly waived.

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10.       Effect of Conversion. From and after the Effective Time, the Conversion shall, for all purposes of the laws of the State of Delaware, have the effects set forth in Section 266 of the DGCL and shall, for all purposes of the laws of the State of Texas, have the effects set forth in Title 1, Chapter 10, Subchapter C, Section 10.106 of the TBOC.

11.       Record of Conversion. Prior to the Conversion (unless this Plan of Conversion shall have been terminated as provided in Section 12 hereof), a copy of this Plan of Conversion will be kept at the principal place of business of the Delaware Corporation and, upon the written request of any stockholder of the Delaware Corporation to the Secretary of the Delaware Corporation, a copy of this Plan of Conversion shall be promptly delivered to such stockholder. From and after the Effective Time, a copy of this Plan of Conversion will continue to be kept at the principal place of business of the Texas Corporation and, upon the written request of any stockholder of the Texas Corporation to the Secretary of the Texas Corporation, a copy of this Plan of Conversion shall promptly be delivered to such stockholder.

12.       Termination; Abandonment. At any time before the Effective Time, whether before or after approval of the Conversion by the requisite stockholders of the Delaware Corporation as described above, this Plan of Conversion may be terminated and the Conversion may be abandoned, or the consummation of the Conversion may be deferred if, in the opinion of the Delaware Board, such action would be in the best interests of the Delaware Corporation and its stockholders. In the event of termination of this Plan of Conversion, this Plan of Conversion shall become void and of no effect.

13.       Foreign Qualifications of the Texas Corporation. For the purpose of authorizing the Texas Corporation to do business in any state, territory, or dependency of the United States, including, but not limited to, Delaware, or of any foreign country in which it is necessary or expedient for the Texas Corporation to transact business, the officers of the Texas Corporation are hereby authorized and empowered to appoint and substitute all necessary agents or attorneys for service of process, to designate and to prepare, execute, and file, for and on behalf of the Texas Corporation, all necessary certificates, reports, powers of attorney, and other instruments as may be required by the laws of such state, territory, dependency, or country to authorize the Texas Corporation to transact business therein, and whenever it is expedient for the Texas Corporation to cease doing business therein and withdraw therefrom, to revoke any appointment of agent or attorney for service of process, and to file such certificates, reports, revocation of appointment, or surrender of authority as may be necessary to terminate the authority of the Texas Corporation to do business in any such state, territory, dependency, or country, and all actions taken by the officers of the Texas Corporation prior to the Effective Time in furtherance of this Section 13 shall be, and each of them hereby is, approved, ratified and confirmed in all respects as the proper acts and deeds of the Texas Corporation.

14.       Plan of Reorganization. It is intended that the Conversion qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the “Code”) (and any similar provision of state or local law). This Plan of Conversion shall constitute, and is adopted as, a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the U.S. Treasury Regulations promulgated under the Code.

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15.       Third-Party Beneficiaries. This Plan of Conversion shall not confer any rights or remedies upon any person or entity other than as expressly provided herein. It being understood that, notwithstanding anything to the contrary in this Plan of Conversion, no provision of this Plan of Conversion is intended to, or does, confer any rights or remedies on any current or former employee or other service provider of the Delaware Corporation (nor any other individual associated therewith) and none of such individuals shall be regarded for any purpose as a third-party beneficiary to this Plan of Conversion.

16.       Severability. Whenever possible, each term and provision of this Plan of Conversion will be interpreted in such manner as to be effective and valid under applicable law, but if any term or provision of this Plan of Conversion is held to be prohibited by or invalid under applicable law or in any jurisdiction, such term or provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan of Conversion. Upon the determination that any term or provision of this Plan of Conversion is invalid, illegal or unenforceable, such term or provision shall be deemed amended in such jurisdiction, without further action on the part of any person or entity, to the limited extent necessary to render the same valid, legal or enforceable.

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This Plan of Conversion has been adopted by the Board of Directors as of the date set forth above.

Virtu Financial, Inc.

By:	/s/ Aaron Simons
Aaron Simons
Director and Chief Executive Officer

EXHIBIT A

FORM OF CERTIFICATE OF FORMATION

CERTIFICATE OF FORMATION

of

VIRTU FINANCIAL, INC.

Virtu Financial, Inc., a corporation organized and existing under the laws of the State of Texas (the “Corporation”), hereby certifies as follows:

FIRST: Virtu Financial, Inc., a Delaware corporation (the “Delaware Corporation”), with its principal place of business at 1633 Broadway, New York, New York 10019, was originally incorporated on October 17, 2013.

SECOND: The Delaware Corporation was converted into a corporation incorporated under the laws of the State of Texas under the name “Virtu Financial, Inc.” on [__________], pursuant to a plan of conversion, under which the Delaware Corporation converted into the Corporation.

1.             Name. The name of the Corporation is Virtu Financial, Inc. The Corporation is a for-profit corporation.

2.             Address; Registered Office and Agent. The address of the Corporation’s registered office in the State of Texas is [__________________]. The name of the Corporation’s registered agent at such address is [CT Corporation System]. The initial mailing address of the Corporation is 1633 Broadway, New York, New York 10019.

3.             Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Organizations Code of the State of Texas (the “TBOC”).

4.             Number of Shares.

4.1           The total number of shares of all classes of stock that the Corporation shall have authority to issue is 1,490,000,000 shares, consisting of:

(i)             1,440,000,000 shares of common stock, divided into (a) 1,000,000,000 shares of Class A common stock, with the par value of $0.00001 per share (the “Class A Common Stock”), (b) 175,000,000 shares of Class B common stock, with the par value of $0.00001 per share (the “Class B Common Stock” and, together with Class A Common Stock, the “Economic Common Stock”), (c) 90,000,000 shares of Class C common stock, with the par value of $0.00001 per share (the “Class C Common Stock”), and (d) 175,000,000 shares of Class D common stock, with the par value of $0.00001 per share (the “Class D Common Stock” and, together with the Class C Common Stock, the “Non-Economic Common Stock” and collectively with the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, the “Common Stock”); and (ii) 50,000,000 shares of preferred stock, with the par value of $0.00001 per share (the “Preferred Stock”).

4.2           Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any class of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, and no vote of the holders of any class of the Common Stock or the Preferred Stock voting separately as a class will be required therefor (except as provided by the express terms of any certificate of designations relating to any series of Preferred Stock or as expressly provided in this Certificate of Formation). Notwithstanding the immediately preceding sentence, the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding, plus:

(i)             in the case of Class A Common Stock, the number of shares of Class A Common Stock issuable in connection with (x) the conversion of all shares of Class B Common Stock issuable as described in clause (ii) below, (y) the exchange of all outstanding shares of Class C Common Stock and all shares of Class C Common Stock issuable as described in clause (iii) below, together with the corresponding Common Units constituting the remainder of any Class C Paired Interests in which such shares are included, pursuant to Section 2.01 of the Exchange Agreement and (z) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class A Common Stock;

(ii)             in the case of Class B Common Stock, the number of shares of Class B Common Stock issuable in connection with (x) the exchange of all outstanding shares of Class D Common Stock and all shares of Class D Common Stock issuable as described in clause (iv) below, together with the corresponding Common Units constituting the remainder of any Class D Paired Interests in which such shares are included, pursuant to Section 2.01 of the Exchange Agreement and (y) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class B Common Stock;

(iii)           in the case of Class C Common Stock, the number of shares of Class C Common Stock issuable in connection with (x) the conversion of all outstanding shares of Class D Common Stock, (y) the conversion of all shares of Class D Common Stock issuable as described in clause (iv) below and (z) the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class C Common Stock; and

(iv)           in the case of Class D Common Stock, the number of shares of Class D Common Stock issuable in connection with the exercise of outstanding options, warrants, exchange rights, conversion rights or similar rights for Class D Common Stock.

5.             Classes of Shares. The designation, relative rights, preferences and limitations of the shares of each class of stock are as follows:

5.1           Common Stock.

(i)             Voting Rights.

(1)             Each holder of Class A Common Stock or Class C Common Stock, as such, will be entitled to one vote for each share of Class A Common Stock or Class C Common Stock held of record by such holder on all matters on which shareholders generally are entitled to vote, and each holder of Class B Common Stock or Class D Common Stock, as such, will be entitled to ten votes for each share of Class B Common Stock or Class D Common Stock held of record by such holder on all matters on which shareholders generally are entitled to vote, except that, in each case, to the fullest extent permitted by law and subject to Section 5.1(i)(2), holders of shares of each class of Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Certificate of Formation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under this Certificate of Formation (including any certificate of designations relating to any series of Preferred Stock) or under the TBOC.

(2)             (a) The holders of the outstanding shares of Class A Common Stock and Class C Common Stock, voting together as a single class, shall be entitled to vote separately upon any amendment to this Certificate of Formation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences, or special rights of such classes of Common Stock in a manner that is disproportionately adverse as compared to the Class B Common Stock or Class D Common Stock and (b) the holders of the outstanding shares of Class B Common Stock and Class D Common Stock, voting together as a single class, shall be entitled to vote separately upon any amendment to this Certificate of Formation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences, or special rights of such classes of Common Stock in a manner that is disproportionately adverse as compared to the Class A Common Stock or Class C Common Stock, it being understood that any merger, consolidation or other business combination shall not be deemed an amendment hereof if such merger, consolidation or other business combination (x) constitutes a Disposition Event in which holders of Paired Interests are required to exchange such Paired Interests pursuant to Section 2.03 of the Exchange Agreement in such Disposition Event and receive consideration in such Disposition Event in accordance with the terms of the Exchange Agreement as in effect prior to such Disposition Event or (y) would be permitted by Section 5.1(iv).

(3)             Except as otherwise required in this Certificate of Formation or by applicable law, the holders of Common Stock will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock), and separate voting by class or series shall not be required for the purpose of approving any matter, including in connection with any “fundamental business transaction” or “fundamental action,” as those terms are defined in the TBOC. To the maximum extent permitted by the TBOC, but subject to the rights, if any, of the holders of Common Stock or Preferred Stock as specified in this Certificate of Formation or in any certificate of designation, and further subject to the By-laws and the provisions of this Certificate of Formation, the vote of shareholders holding a majority of the voting power of all of the then-outstanding issued and outstanding shares of stock entitled to vote on the matter shall be sufficient to approve, authorize, adopt, or to otherwise cause the Corporation to take, or affirm the Corporation’s taking of, any action, including any “fundamental business transaction” or “fundamental action,” as defined in the TBOC. When voting as a single class, no class of shares that does not have voting rights shall have any right to participate in such vote.

(ii)             Dividends; Stock Splits or Combinations.

(1)             Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Economic Common Stock with respect to the payment of dividends, dividends of cash or property may be declared and paid on the Economic Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the board of directors of the Corporation (the “Board”) in its discretion may determine.

(2)             Dividends of cash or property may not be declared or paid on the Class A Common Stock unless a dividend of the same amount and same type of cash or property (or combination thereof) is concurrently declared or paid on the Class B Common Stock. Dividends of cash or property may not be declared or paid on the Class B Common Stock unless a dividend of the same amount and same type of cash or property (or combination thereof) is concurrently declared or paid on the Class A Common Stock.

(3)             Except as provided in Section 5.1(ii)(4) with respect to stock dividends, dividends of cash or property may not be declared or paid on the Non-Economic Common Stock.

(4)             In no event will any stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization be declared or made on any class of Common Stock (each, a “Stock Adjustment”) unless (a) a corresponding Stock Adjustment for all other classes of Common Stock not so adjusted at the time outstanding is made in the same proportion and the same manner and (b) the Stock Adjustment has been reflected in the same economically equivalent manner on all Common Units. Stock dividends with respect to each class of Common Stock may only be paid with shares of stock of the same class of Common Stock.

(5)             Notwithstanding anything to the contrary, if a dividend in the form of capital stock of a subsidiary of the Corporation is declared or paid on the Class A Common Stock and the Class B Common Stock, the relative per share voting rights of the capital stock of such subsidiary so distributed in respect of the Class A Common Stock and the Class B Common Stock shall be in the same proportion as the relative voting rights of a share of Class A Common Stock and a share of Class B Common Stock.

(iii)            Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Common Stock will be entitled to receive, pari passu, an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Economic Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Economic Common Stock. Without limiting the rights of the holders of Non-Economic Common Stock to exchange their shares of Non-Economic Common Stock, together with the corresponding Common Units constituting the remainder of any Paired Interests in which such shares are included, for shares of Economic Common Stock in accordance with Section 2.01 of the Exchange Agreement (or for the consideration payable in respect of shares of Economic Common Stock in such voluntary or involuntary liquidation, dissolution or winding up), the holders of shares of Non-Economic Common Stock, as such, will not be entitled to receive, with respect to such shares, any assets of the Corporation in excess of the par value thereof, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

(iv)           Merger, Consolidation, Tender or Exchange Offer. Except as expressly provided in this Article 5, the Economic Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, and the Non-Economic Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical as to all matters. Without limiting the generality of the foregoing, (1) in the event of a merger, consolidation or other business combination requiring the approval of the holders of the Corporation’s capital stock entitled to vote thereon (whether or not the Corporation is the surviving entity), the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of the Class B Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration, if any, on a per share basis as the holders of the Class B Common Stock, and the holders of the Class C Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration (if any) as the holders of the Class D Common Stock and the holders of the Class C Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration (if any) on a per share basis as the holders of the Class D Common Stock and (2) in the event of (a) any tender or exchange offer to acquire any shares of Common Stock by any third party pursuant to an agreement to which the Corporation is a party or (b) any tender or exchange offer by the Corporation to acquire any shares of Common Stock, pursuant to the terms of the applicable tender or exchange offer, the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of the Class B Common Stock and the holders of the Class A Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of the Class B Common Stock, and the holders of the Class C Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration (if any) as the holders of the Class D Common Stock and the holders of the Class C Common Stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration (if any) on a per share basis as the holders of the Class D Common Stock; provided that, for the purposes of the foregoing clauses (1) and (2) and notwithstanding the first sentence of this Section 5.1(iv), (i) in the event any such consideration includes securities, (I) the consideration payable to holders of Class A Common Stock shall be deemed the same form of consideration and at least the same amount of consideration on a per share basis as the holders of Class B Common Stock on a per share basis if the only difference in the per share distribution to the holders of Class B Common Stock is that the securities distributed to such holders have not more than ten times the voting power of any securities distributed to the holder of a share of Class A Common Stock and (II) the consideration payable to holders of Class D Common Stock shall be deemed the same form of consideration and at least the same amount of consideration on a per share basis as the holders of Class C Common Stock on a per share basis if the only difference in the per share distribution to the holders of Class D Common Stock is that the securities distributed to such holders have not more than ten times the voting power of any securities distributed to the holder of a share of Class C Common Stock (in each case, so long as such securities issued to the holders of Class B Common Stock or the Class D Common Stock, as the case may be, remain subject to automatic conversion on terms no more favorable to such holders than those set forth in Section 6.2) and (ii) payments under or in respect of the tax receivable or similar agreement entered by the Corporation from time to time with any holders of Common Stock and/or securities of Virtu Financial shall not be considered part of the consideration payable in respect of any share of Common Stock.

5.2           Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority so to do which is hereby expressly vested in the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Each series of shares of Preferred Stock: (i) may have such voting rights or powers, full or limited, if any; (ii) may be subject to redemption at such time or times and at such prices, if any; (iii) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock, if any; (iv) may have such rights upon the voluntary or involuntary liquidation, winding up or dissolution of, upon any distribution of the assets of, or in the event of any merger, sale or consolidation of, the Corporation, if any; (v) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation (or any other securities of the Corporation or any other Person) at such price or prices or at such rates of exchange and with such adjustments, if any; (vi) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts, if any; (vii) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation, if any; (viii) may be subject to restrictions on transfer or registration of transfer, or on the amount of shares that may be owned by any Person or group of Persons; and (ix) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, if any; all as shall be stated in said resolution or resolutions of the Board providing for the designation and issue of such shares of Preferred Stock.

6.             Conversion and Exchange of Shares.

6.1           Voluntary Conversion of Class B Common Stock and Class D Common Stock.

(i)             Each share of Class B Common Stock or Class D Common Stock may be converted into one fully paid and non-assessable share of Class A Common Stock or Class C Common Stock, respectively, at any time at the option of the holder of such share of Class B Common Stock or Class D Common Stock. In order to exercise the conversion privilege, the holder of any shares of Class B Common Stock or Class D Common Stock to be converted shall present and surrender the certificate or certificates representing such shares (if certificated) during usual business hours at the principal executive offices of the Corporation or, if any agent for the registration or transfer of shares of Class B Common Stock or Class D Common Stock is then duly appointed and acting (the “Class B Transfer Agent” and the “Class D Transfer Agent,” respectively), at the office of the Class B Transfer Agent or Class D Transfer Agent, as applicable, accompanied by written notice that the holder elects to convert the shares of Class B Common Stock or Class D Common Stock, as applicable, represented by such certificate or certificates, to the extent specified in such notice. If required by the Corporation, any certificate for shares of Class B Common Stock or Class D Common Stock surrendered for conversion shall be accompanied by instruments of transfer, in form reasonably satisfactory to the Corporation and the Class B Transfer Agent or Class D Transfer Agent, as applicable, duly executed by the holder of such shares or such holder’s duly authorized representative. As promptly as practicable after the receipt of such notice and the surrender of the certificate or certificates representing such shares of Class B Common Stock or Class D Common Stock as aforesaid and in any event within three (3) days of the receipt of such notice and certificates, if such shares are certificated, the Corporation shall issue and deliver at such office to such holder, or on such holder’s written order, a certificate or certificates for the number of full shares of Class A Common Stock or Class C Common Stock, as applicable, (if certificated) issuable upon the conversion of such shares. To the extent such shares of Class B Common Stock or Class D Common Stock as aforesaid are settled through the facilities of The Depository Trust Company, the Corporation shall, upon such holder’s written order, issue and deliver the number of full shares of Class A Common Stock or Class C Common Stock, as applicable, issuable upon the conversion of such shares through the facilities of The Depository Trust Company to the account of the participant of The Depository Trust Company designated by such holder. Each conversion of shares of Class B Common Stock or Class D Common Stock shall be deemed to have been effected on (i) the date on which such notice shall have been received by the Corporation, the Class B Transfer Agent or the Class D Transfer Agent, as applicable (subject to receipt by the Corporation, the Class B Transfer Agent or the Class D Transfer Agent, as applicable, within five (5) Business Days thereafter of any required instruments of transfer as aforesaid), or (ii) such later date specified in or pursuant to such notice, and the Person or Persons in whose name or names any certificate or certificates for shares of Class A Common Stock or Class C Common Stock shall be issuable upon such conversion as aforesaid shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.

(ii)            Notwithstanding anything in this Section 6.1 to the contrary, any holder may withdraw or amend a notice of conversion, in whole or in part, prior to the effectiveness of the conversion, at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the date of the conversion (or any such later time as may be required by applicable law) by delivery of a written notice of withdrawal to the Corporation, the Class B Transfer Agent or the Class D Transfer Agent, as applicable, specifying (1) if applicable, the certificate numbers of the withdrawn shares of Class B Common Stock or Class D Common Stock, (2) if any, the number of shares of Class B Common Stock or Class D Common Stock as to which the notice of conversion remains in effect and (3) if the holder so determines, a new conversion date or any other new or revised information permitted in a notice of conversion. A notice of conversion may specify that the conversion is to be contingent (including as to timing) upon the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of shares of the Class A Common Stock or Class C Common Stock into which the Class B Common Stock or Class D Common Stock, respectively, is convertible, or contingent (including as to timing) upon the closing of an announced merger, consolidation or other transaction or event in which the Class A Common Stock or Class C Common Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property.

6.2           Automatic Conversion of Class B Common Stock and Class D Common Stock.

(i)             Each outstanding share of Class B Common Stock or Class D Common Stock will, automatically and without further action on the part of the Corporation or any holder of Class B Common Stock or Class D Common Stock, convert into one fully paid and non-assessable share of Class A Common Stock or Class C Common Stock, respectively, (a) immediately prior to any Transfer of such Class B Common Stock or Class D Common Stock, as applicable, by the initial registered holder thereof, other than a Transfer to any Permitted Transferee or (b) upon the occurrence of the Triggering Event. Upon any conversion pursuant to this Section 6.2, the certificate or certificates that represented immediately prior thereto the shares of Class B Common Stock or Class D Common Stock that were so converted, automatically and without further action, shall represent the same number of shares of Class A Common Stock or Class C Common Stock, respectively, without the need for surrender or exchange thereof. As promptly as practicable following a conversion pursuant to this Section 6.2, the Corporation shall deliver or cause to be delivered to any holder whose shares of Class B Common Stock or Class D Common Stock have been converted as a result of such conversion the number of shares of Class A Common Stock or Class C Common Stock deliverable upon such conversion, as applicable, registered in the name of such holder. To the extent such shares are settled through the facilities of The Depository Trust Company, the Corporation will, upon the written instruction of such holder, deliver the shares of Class A Common Stock or Class C Common Stock deliverable to such holder, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such holder. Each share of Class B Common Stock and Class D Common Stock that is converted pursuant to this Section 6.2 shall thereupon be retired by the Corporation and shall not be available for reissuance.

(ii)             The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock and Class D Common Stock and the general administration of its multi-class common stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may request that holders of shares of Class B Common Stock or Class D Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock or Class D Common Stock, as applicable, and to confirm that a conversion to Class A Common Stock or Class C Common Stock, respectively, has not occurred.

6.3           Unconverted Shares. If less than all of the shares of Class B Common Stock or Class D Common Stock evidenced by a certificate or certificates surrendered to the Corporation are converted, the Corporation shall execute and deliver to, or upon the written order of, the holder of such certificate or certificates a new certificate or certificates evidencing the number of shares of Common Stock which are not converted without charge to the holder.

6.4           No Conversion Rights of Class A Common Stock and Class C Common Stock. The Class A Common Stock and Class C Common Stock shall not have any conversion rights.

6.5           Reservation of Shares of Class A Common Stock for Conversion Right. The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purposes of conversions of Class B Common Stock, the number of shares of Class A Common Stock that are issuable upon conversion of all outstanding shares of Class B Common Stock, including any shares of Class B Common Stock issuable upon the exchange of all outstanding shares of Class D Common Stock, together with the corresponding Common Units constituting the remainder of any Class D Paired Interests in which such shares are included, pursuant to Section 2.01 of the Exchange Agreement. The Corporation covenants that all the shares of Class A Common Stock that are issued upon conversion of such Class B Common Stock will, upon issuance, be validly issued, fully paid and non-assessable.

6.6           Reservation of Shares of Class C Common Stock for Conversion Right. The Corporation will at all times reserve and keep available out of its authorized and unissued shares of Class C Common Stock, solely for the purposes of conversions of Class D Common Stock, the number of shares of Class C Common Stock that are issuable upon conversion of all outstanding shares of Class D Common Stock. The Corporation covenants that all the shares of Class C Common Stock that are issued upon conversion of Class D Common Stock will, upon issuance, be validly issued, fully paid and non-assessable.

6.7           Retirement of Non-Economic Common Stock. In the event that no Class D Paired Interests remain exchangeable for shares of Class B Common Stock, the Class D Common Stock will be transferred to the Corporation and thereupon shall be retired. In the event that no Class C Paired Interests remain exchangeable for shares of Class A Common Stock, the Class C Common Stock will be transferred to the Corporation and thereupon shall be retired. In the event that any outstanding share of Non-Economic Common Stock shall cease to be held by a holder of Common Units, such share shall automatically and without further action on the part of the Corporation or its holder be transferred to the Corporation and thereupon shall be retired and cease to be outstanding and may not be reissued by the Corporation.

6.8           Distributions with Respect to Converted Shares. No conversion pursuant to this Article 6 shall impair the right of the converting shareholder to receive any dividends or other distributions payable on shares so converted in respect of a record date that occurs prior to the effective date for such conversion. For the avoidance of doubt, no converting shareholder shall be entitled to receive, in respect of a single record date, dividends or other distributions both on shares that are converted by such shareholder and on shares received by such shareholder in such conversion.

6.9           Exchange of Class C Common Stock and Class D Common Stock. Shares of Class C Common Stock or Class D Common Stock may be exchanged, together with the corresponding Common Units constituting the remainder of any Class C Paired Interests or Class D Paired Interests in which such shares are included, as applicable, at any time and from time to time for shares of Class A Common Stock or Class B Common Stock, respectively, in accordance with Section 2.01 of the Exchange Agreement.

6.10         Taxes. The issuance of shares of Economic Common Stock upon the exercise by holders of shares of Non-Economic Common Stock of their right under Section 2.01 of the Exchange Agreement to exchange Paired Interests will be made without charge to the holders of the shares of Non-Economic Common Stock for any transfer taxes, stamp taxes or duties or other similar tax in respect of the issuance; provided, however, that if any such shares of Economic Common Stock are to be issued in a name other than that of the then record holder of the shares of Non-Economic Common Stock being exchanged (or The Depository Trust Company or its nominee for the account of a participant of The Depository Trust Company that will hold the shares for the account of such holder), then such holder and/or the Person in whose name such shares are to be delivered, shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in the issuance or shall establish to the reasonable satisfaction of the Corporation that the tax has been paid or is not payable.

7.             Board of Directors.

7.1           Initial Directors. The number of directors of the Corporation (the “Directors”) constituting the initial Board of Directors is twelve (12) and their names and addresses are as follows:

Name	Address
1. Michael T. Viola	1633 Broadway, New York, NY 10019
2. Aaron Simons	1633 Broadway, New York, NY 10019
3. Vincent Viola	1633 Broadway, New York, NY 10019
4. William F. Cruger Jr.	1633 Broadway, New York, NY 10019
5. Barbara Finigan	1633 Broadway, New York, NY 10019
6. Virginia Gambale	1633 Broadway, New York, NY 10019
7. Joseph J. Grano	1633 Broadway, New York, NY 10019
8. Joanne M. Minieri	1633 Broadway, New York, NY 10019
9. John D. Nixon	1633 Broadway, New York, NY 10019
10. Christopher C. Quick	1633 Broadway, New York, NY 10019
11. David Urban	1633 Broadway, New York, NY 10019

7.2           Number of Directors.

(i)             The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Unless and except to the extent that the Amended and Restated By-laws of the Corporation (as such By-laws may be amended from time to time, the “By-laws”) shall so require, the election of the Directors need not be by written ballot. Except as otherwise provided for or fixed pursuant to the provisions of Section 5.2 of this Certificate of Formation relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the total number of Directors constituting the entire Board shall be not less than three (3) nor more than twenty (20), with the then authorized number of Directors being fixed from time to time by the Board.

(ii)            During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of Section 5.2 (“Preferred Stock Directors”), upon the commencement, and for the duration, of the period during which such right continues: (i) the then total authorized number of Directors shall automatically be increased by such specified number of Preferred Stock Directors, and the holders of the related Preferred Stock shall be entitled to elect the Preferred Stock Directors pursuant to the provisions of the Board’s designation for the series of Preferred Stock, and (ii) each such Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such Preferred Stock Director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such Preferred Stock Directors, shall forthwith terminate and the total and authorized number of Directors shall be reduced accordingly.

7.3           Staggered Board. The Board (other than Preferred Stock Directors) shall continue to be divided into three (3) classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Each Director serving immediately prior to the effectiveness of this Certificate of Formation shall continue to serve in the same class in which such Director served immediately prior to such effectiveness. Class I Directors shall continue to serve until the second annual meeting of shareholders following the effectiveness of this Certificate of Formation; Class II Directors shall continue to serve until the third annual meeting of shareholders following the effectiveness hereof; and Class III Directors shall continue to serve until the first annual meeting of shareholders following the effectiveness hereof. Commencing with the first annual meeting of shareholders following the effectiveness hereof, each Director of each class the term of which shall then expire shall be elected to hold office for a three-year term and until such Director’s successor has been duly elected and qualified. In case of any increase or decrease, from time to time, in the number of Directors (other than Preferred Stock Directors), the number of Directors in each class shall be apportioned as nearly equal as possible.

7.4           Vacancies and Newly Created Directorships. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding and subject to obtaining any required shareholder votes or consents under the Stockholders Agreement, any vacancies on the Board occurring for any cause or resulting from any increase in the authorized number of Directors may be filled by (a) election at an annual or special meeting of shareholders called for that purpose, or (b) the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board. Any Director chosen to fill a vacancy in accordance with the preceding sentence shall hold office for the remainder of the unexpired term of such Director’s predecessor or until such Director’s earlier death, disqualification, resignation or removal; provided, however, that any Director appointed by the Board to fill a vacancy resulting from an increase in the number of Directors shall serve only until the next election of one or more Directors by the shareholders at an annual or special meeting of shareholders or until such Director’s earlier death, disqualification, resignation or removal. During a period between two successive annual meetings of shareholders, the Board may not fill more than two vacancies created by an increase in the number of Directors. If a Director is appointed by the Board to fill a vacancy created by the increase in the number of Directors and the Director was assigned to a class of the Board that is not otherwise up for re-election at the next annual or special meeting of shareholders, then at such shareholders’ meeting the Director may be included in the slate of nominees for election as Directors at such meeting to serve for the remaining term associated with the class that the Director was assigned by the Board. No decrease in the number of Directors shall shorten the term of any Director then in office.

7.5           Removal of Directors. Except for Preferred Stock Directors and subject to obtaining any required shareholder votes or consents under the Stockholders Agreement, any Director or the entire Board may be removed from office at any time, but only for cause by the affirmative vote of the holders of seventy-five percent (75%) of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class; provided, however, that prior to the Triggering Event, any Director may be removed with or without cause by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

8.             Meetings of Shareholders.

8.1           Action by Written Consent. Prior to the Triggering Event, any action required or permitted to be taken by the shareholders of the Corporation may be effected by the consent in writing of the holders of a majority of the total voting power of the Corporation entitled to vote thereon, voting together as a single class in lieu of a duly called annual or special meeting of shareholders. From and after the Triggering Event, any action by written consent may only be taken if such written consent is signed by the holders of all then-outstanding shares entitled to vote on such action.

8.2           Special Meetings of Shareholders. Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of shareholders of the Corporation may be called only (i) by or at the direction of the Board pursuant to a written resolution adopted by a majority of the total number of Directors that the Corporation would have if there were no vacancies or (ii) by or at the direction of the Chairman, the Vice Chairman, President or the Chief Executive Officer. In addition, special meetings of shareholders of the Corporation may be called by the Secretary of the Corporation at the request of the holders of not less than 50% of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. Any business transacted at any special meeting of shareholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

8.3           Election of Directors by Written Ballot. Unless and except to the extent that the By-laws shall so require, the election of the Directors need not be by written ballot.

9.             Business Combinations.

9.1           Section 21.606 of the TBOC. The Corporation will not be subject to the provisions of Section 21.606 of the TBOC.

9.2           Limitations on Business Combinations. Notwithstanding Section 9.1, the Corporation shall not engage in any business combination (as defined below), at any point in time at which the Corporation’s Class A Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested shareholder (as defined below) for a period of three (3) years following the time that such shareholder became an interested shareholder, unless:

(i)             prior to such time, the Board approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or

(ii)             upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least eighty-five (85)% of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested shareholder) those shares owned by (i) persons who are Directors and also officers or (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

(iii)           at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock of the Corporation which is not owned by the interested shareholder.

9.3           Definitions. For purposes of this Article 9:

(i)             “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

(ii)             “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of twenty- percent (20%) or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a twenty-percent (20%) beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(iii)           “business combination,” when used in reference to the Corporation and any interested shareholder, means:

(1)             any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested shareholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested shareholder and as a result of such merger or consolidation Section 9.2 is not applicable to the surviving entity;

(2)             any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of the Corporation, to or with the interested shareholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

(3)             any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested shareholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested shareholder became such; (b) pursuant to a merger under Section 10.005 of the TBOC; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested shareholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (3) shall there be an increase in the interested shareholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);

(4)             any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested shareholder; or

(5)             any receipt by the interested shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (1)-(4) above) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

(iv)           “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of twenty percent (20%) or more of the outstanding voting stock of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article 9, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(v)            “interested shareholder” means any person (other than the Corporation or any direct or indirect majority- owned subsidiary of the Corporation) that (i) is the owner of fifteen percent (15%) or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder, and the affiliates and associates of such person; provided, however, that the term “interested shareholder” shall not include (a) the Principal Shareholders or Principal Shareholder transferees or (b) any person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of any action taken solely by the Corporation; provided that such person specified in this clause (b) shall be an interested shareholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested shareholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(vi)          “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

(1)             beneficially owns such stock, directly or indirectly; or

(2)             has (a) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (b) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or

(3)             has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of subsection (2) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

(vii)         “person” means any individual, corporation, partnership, unincorporated association or other entity.

(viii)        “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

(ix)           “Principal Shareholder transferee” means any Person who acquires voting stock of the Corporation from a Principal Shareholder (other than in connection with a public offering) and who is designated in writing by such Principal Shareholder as a “Principal Shareholder transferee.”

(x)            “voting stock” means stock of any class or series entitled to vote generally in the election of directors.

10.           Corporate Opportunities.

10.1         Certain Acknowledgement. In recognition and anticipation that, subject to certain contractual commitments entered into with the Corporation and/or its subsidiaries, (i) certain directors, principals, officers, employees and/or other representatives of investment funds or vehicles affiliated with the Principal Shareholders and their respective Affiliates may serve as directors, officers or agents of the Corporation or any of its subsidiaries, (ii) the Principal Shareholders and their Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) certain members of the Board who are not officers or employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article 10 are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Principal Shareholders, certain of the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its Directors, officers and shareholders in connection therewith.

10.2         Scope. The Corporation waives, to the maximum extent permitted by law, the application of the doctrine of corporate opportunity, or any other analogous doctrine, with respect to the Corporation, to the Principal Shareholders, any Directors or any of their respective Affiliates; provided that the foregoing waiver shall not apply to Directors that are officers of the Corporation and/or any of its subsidiaries (each Person entitled such waiver, an “Exempted Person”); provided, further, that such waiver shall apply to Mr. Vincent Viola and Michael T. Viola (and such persons shall constitute Exempted Persons) even if such persons were both a Director and officer of the Corporation and/or any of its subsidiaries. To the maximum extent permitted by law, except to the extent otherwise provided in any agreement between an Exempted Person and the Corporation and/or any of its subsidiaries, no Exempted Person shall have any obligation to refrain from (i) engaging in the same or similar activities or lines of business as the Corporation or any of its Affiliates or developing or marketing any products or services that compete, directly or indirectly, with those of the Corporation or any of its Affiliates today or in which the Corporation or any of its Affiliates proposes to engage or develop, (ii) investing or owning any interest publicly or privately in, or developing a business relationship with, any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Corporation or any of its Affiliates or (iii) doing business with any client or customer of the Corporation or any of its Affiliates (each of the activities referred to in clauses (i)-(iii) above, a “Specified Activity”). The Corporation renounces any interest or expectancy in, or in being offered an opportunity to participate in, any Specified Activity that may be presented to or become known to any Exempted Person. Notwithstanding anything to the contrary in this Article 10, no Exempted Person shall be liable to the Corporation or its shareholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Exempted Person engages in any of the Specified Activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Exempted Person and the Corporation or any of its Affiliates, except as provided in Section 10.3 hereof. Subject to Section 10.3, in the event that any Exempted Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Exempted Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its shareholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a shareholder, director or officer of the Corporation solely by reason of the fact that such Exempted Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

10.3         Allocation of Corporate Opportunities. Notwithstanding anything in Section 10.2 to the contrary, the Corporation does not renounce its interest in any corporate opportunity offered to any Director who serves as an officer of the Corporation; provided that the Corporation does renounce such interest in any corporate opportunity offered to Mr. Vincent Viola and Michael T. Viola, even if such persons are serving as both a Director and officer of the Corporation.

10.4         Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article 10, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

10.5         Amendment of this Article. No amendment or repeal of this Article 10 in accordance with the provisions of Article 14 shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities of which such Exempted Person becomes aware or otherwise relies on the protection afforded to such Exempted Person prior to such amendment or repeal. This Article 10 shall not limit any protections or defenses available to, or indemnification or advancement rights of, any Director or officer of the Corporation under this Certificate of Formation, the By-laws or applicable law.

10.6         Notice of this Article. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article 10.

10.7         Certain Definitions. For purposes of this Article 10:

(i)             “Corporation” means the Corporation, any of its subsidiaries (including Virtu Financial and its subsidiaries) and/or any of its Affiliates; and

(ii)            “Affiliate” means (a) in respect of the Principal Shareholders, any Person that, directly or indirectly, is controlled by the Principal Shareholders, controls the Principal Shareholders or is under common control with the Principal Shareholders and shall include any principal, member, director, partner, shareholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation); provided, that (i) the Viola Entities shall not be deemed “Affiliates” of the Silver Lake Entities and vice versa, (ii) the Viola Entities shall not be deemed “Affiliates” of the Temasek Entities and vice versa and (iii) the Silver Lake Entities shall not be deemed “Affiliates” of the Temasek Entities and vice versa, (b) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (c) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation.

11.           Limitation of Liability.

11.1         To the fullest extent permitted under the TBOC, as amended from time to time, no Director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director or officer of the Corporation. The Corporation affirmatively elects to be governed by Section 21.419 of the TBOC and any successor provision thereto.

11.2         Any amendment or repeal of Section 11.1 shall not adversely affect any right or protection of a Director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.

12.           Indemnification

12.1         Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Person (a “Covered Person”) who was or is a party or is threatened to be made a party to or otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was a Director or officer of the Corporation or, while a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and expenses, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 12.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

12.2         Prepayment of Expenses. To the extent not prohibited by applicable law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of (i) a written undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 12 or otherwise and (ii) a written affirmation by the Covered Person of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification under this Article 12.

12.3         Claims. If a claim for indemnification or advancement of expenses under this Article 12 is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. In (i) any suit brought by a Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, such Person has not met any applicable standard for indemnification set forth in the TBOC. Neither the failure of the Corporation (including by its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the TBOC, nor an actual determination by the Corporation (including by its Directors who are not parties to such action, a committee of such Directors, independent legal counsel, or its shareholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that such Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit.

12.4         Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 12 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Certificate of Formation, the By-laws, agreement, vote of shareholders or disinterested Directors or otherwise.

12.5         Other Sources. Subject to Section 12.6, the Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other entity or enterprise.

12.6         Indemnitor of First Resort. In all events, (i) the Corporation hereby agrees that it is the indemnitor of first resort (i.e. its obligation to a Covered Person to provide advancement and/or indemnification to such Covered Person is primary and any obligation of any Principal Shareholder (including any Affiliate thereof other than the Corporation) to provide advancement or indemnification hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter), or any obligation of any insurer of any Principal Shareholder to provide insurance coverage, for the same expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) incurred by such Covered Person are secondary and (ii) if any Principal Shareholder (or any Affiliate thereof, other than the Corporation) pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, by-laws or charter) with such Covered Person, then (x) such Principal Shareholder (or such Affiliate, as the case may be), as the case may be, shall be fully subrogated to all rights of such Covered Person with respect to such payment and (y) the Corporation shall fully indemnify, reimburse and hold harmless such Principal Shareholder (or such other Affiliate), as the case may be, for all such payments actually made by such Principal Shareholder (or such other Affiliate).

12.7         Amendment or Repeal. Any amendment or repeal of the foregoing provisions of this Article 12 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment or repeal.

12.8         Other Indemnification and Prepayment of Expenses. This Article 12 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to Persons other than Covered Persons when and as authorized by appropriate corporate action.

12.9         Reliance. Covered Persons who after the date of the adoption of this provision become or remain a Covered Person described in Article 12 will be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article 12 in entering into or continuing the service. The rights to indemnification and to the advance of expenses conferred in this Article 12 will apply to claims made against any Covered Person described in Article 12 arising out of acts or omissions in respect of the Corporation or one of its subsidiaries that occurred or occur both prior and subsequent to the adoption hereof. The rights conferred upon Covered Persons in this Article 12 shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a Director or officer and shall inure to the benefit of the Covered Person’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article 12 that adversely affects any right of a Covered Person or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

12.10       Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the TBOC.

13.           Adoption, Amendment or Repeal of By-Laws. In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized to make, alter, amend or repeal the By-laws subject to the power of the shareholders of the Corporation entitled to vote with respect thereto to make, alter, amend or repeal the By-laws; provided, that with respect to the powers of shareholders entitled to vote with respect thereto to make, alter, amend or repeal the By-laws, from and after the Triggering Event, in addition to any other vote otherwise required by law, the affirmative vote of the holders of seventy-five percent (75%) of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to make, alter, amend or repeal the By-laws.

14.           Adoption, Amendment and Repeal of Certificate. Subject to Article 5, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Formation, in the manner now or hereafter prescribed by the TBOC, and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, Directors or any other Persons whomsoever by and pursuant to this Certificate of Formation in its present form or as hereafter amended, are granted and held subject to this reservation. Notwithstanding anything to the contrary contained in this Certificate of Formation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Sections 7.3, 7.4 and 7.5 of Article 7, Section 8.1 and 8.2 of Article 8 or Article 9, 10, 13, 14, 15, 16 or 17 may be altered, amended or repealed in any respect, nor may any provision or by-law inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Formation or otherwise required by law, (i) prior to the Triggering Event, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, and (ii) from and after the Triggering Event, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of seventy-five percent (75%) of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, at a meeting of the shareholders called for that purpose.

15.           Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the Business Court in the Third Business Court Division (the “Business Court”) of the State of Texas (provided that if the Business Court determines that it lacks jurisdiction, the United States District Court for the Western District of Texas – Austin (the “Federal Court”) or, if the Federal Court lacks jurisdiction, the state district court of Texas situated in Travis County) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former Director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (c) any action asserting a claim arising pursuant to any provision of the TBOC, the Certificate of Formation or the By-laws, (d) any action asserting a claim governed by the internal affairs doctrine, (e) any action asserting an “internal entity claim” as that term is defined in Section 2.115 of the TBOC, or (f) any other action or proceeding in which the Business Court of the State of Texas has jurisdiction. Any Person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provision of this Article 15.

16.           Jury Trial Waiver. Unless the Corporation consents in writing to a jury trial, the Corporation and each shareholder, director, and officer of the Corporation hereby irrevocably and unconditionally waive any right that the Corporation or such person may have to a trial by jury in any legal action, proceeding, cause of action, counterclaim, cross-claim or third-party claim arising out of or relating to any “internal entity claim” as that term is defined in Section 2.115 of the TBOC, and each shareholder agrees that such shareholder’s holding or acquisition of shares of stock of the Corporation or, to the extent permitted by law, options or rights to acquire shares of stock of the Corporation following the adoption of this Certificate of Formation constitutes such shareholder’s intentional and knowing waiver of any right to trial by jury with respect to such claims.

17.           Ownership Threshold for Derivative Proceedings. No shareholder or group of shareholders may institute or maintain a derivative proceeding brought on behalf of the Corporation against any Director or officer of the Corporation in his or her official capacity, unless the shareholder or group of shareholders, at the time the derivative proceeding is instituted, beneficially owns a number of common shares sufficient to meet an ownership threshold of at least 3% of the total outstanding shares of the Corporation.

18.           Severability. If any provision or provisions of this Certificate of Formation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Formation (including, without limitation, each portion of any paragraph of this Certificate of Formation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Formation (including, without limitation, each such portion of any paragraph of this Certificate of Formation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its Directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

19.           Definitions. As used in this Certificate of Formation, unless the context otherwise requires or as set forth in another Article or Section of this Certificate of Formation, the term:

(a)           “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided, that (i) neither the Corporation nor any of its subsidiaries will be deemed an Affiliate of any shareholder of the Corporation or any of such shareholders’ Affiliates and (ii) no shareholder of the Corporation will be deemed an Affiliate of any other shareholder of the Corporation, in each case, solely by reason of any investment in the Corporation or any rights conferred on such shareholder pursuant to the Stockholders Agreement (including any representatives of such shareholder serving on the Board).

(b)           “Board” is defined in Section 5.1(ii)(1).

(c)           “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

(d)           “By-laws” is defined in Section 7.2.

(e)           “Chairman” means the Chairman of the Board.

(f)            “Chief Executive Officer” means the Chief Executive Officer of the Corporation.

(g)           “Class A Common Stock” is defined in Section 4.1.

(h)           “Class B Common Stock” is defined in Section 4.1.

(i)            “Class B Transfer Agent” is defined in Section 6.1(i).

(j)            “Class C Common Stock” is defined in Section 4.1.

(k)           “Class C Paired Interest” means one Common Unit together with one share of Class C Common Stock, subject to adjustment pursuant to Section 2.02(a) of the Exchange Agreement.

(l)            “Class D Common Stock” is defined in Section 4.1.

(m)          “Class D Paired Interest” means one Common Unit together with one share of Class D Common Stock, subject to adjustment pursuant to Section 2.02(b) of the Exchange Agreement.

(n)           “Class D Transfer Agent” is defined in Section 6.1(i).

(o)           “Common Stock” is defined in Section 4.1.

(p)           “Common Unit” means a non-voting common interest unit of Virtu Financial.

(q)           “control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

(r)            “Corporation” means Virtu Financial, Inc.

(s)           “Covered Person” is defined in Section 12.1.

(t)            “Director” is defined in Section 7.1.

(u)           “Disposition Event” means any merger, consolidation or other business combination of the Corporation, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Class A Common Stock receive the same consideration per share paid in the tender offer), unless, following such transaction, all or substantially all of the holders of the voting power of all outstanding classes of Common Stock and series of Preferred Stock that are generally entitled to vote in the election of Directors prior to such transaction or series of transactions, continue to hold a majority of the voting power of the surviving entity (or its parent) resulting from such transaction or series of transactions in substantially the same proportions as immediately prior to such transaction or series of transactions.

(v)           “Economic Common Stock” is defined in Section 4.1.

(w)          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor law or statute, together with the rules and regulations promulgated thereunder.

(x)            “Exchange Agreement” means the Exchange Agreement, dated as of April 15, 2015, by and among Virtu Financial, the Corporation and the holders of Common Units and shares of Class C Common Stock and Class D Common Stock, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

(y)           “Exempted Person” is defined in Section 10.2.

(z)            “Family Member” shall mean with respect to any natural person, the spouse, parents, grandparents, lineal descendants, siblings of such person or such person’s spouse, and lineal descendants of siblings of such person or such person’s spouse. Lineal descendants shall include adopted persons, but only so long as they are adopted during minority.

(aa)         “Non-Economic Common Stock” is defined in Section 4.1.

(ab)         “Paired Interest” means one Class C Paired Interest or one Class D Paired Interest.

(ac)         “Permitted Transferees” means, with respect to any Viola Equityholder, (i) Mr. Vincent Viola or any of his Family Members or any trust, family-partnership or estate-planning vehicle so long as Mr. Viola and/or his Family Members are the sole economic beneficiaries thereof, (ii) any corporation, limited liability company, partnership or other entity of which all of the economic beneficial ownership thereof belongs to Mr. Viola, his Family Members or any trust, family-partnership or estate-planning vehicle whose economic beneficiaries consist solely of Mr. Viola and/or his Family Members, (iii) a charitable institution controlled by Mr. Viola and/or his Family Members, (iv) an individual mandated under a qualified domestic relations order and (v) a legal or personal representative of Viola Equityholder and/or his Family Members in the event of the death or disability thereof.

(ad)         “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

(ae)         “Preferred Stock” is defined in Section 4.1.

(af)         “Preferred Stock Directors” is defined in Section 7.2.

(ag)         “Principal Shareholders” means the Viola Entities, the Silver Lake Entities and the Temasek Entities.

(ah)         “Proceeding” is defined in Section 12.1.

(ai)         “Silver Lake Entities” means any investment funds managed, sponsored, controlled or advised by Silver Lake Group L.L.C. and their respective successors and Affiliates.

(aj)         “Specified Activity” is defined in Section 10.2.

(ak)         “Stock Adjustment” is defined in Section 5.1(ii)(4).

(al)         “Stockholders Agreement” means the Stockholders Agreement, dated April 15, 2015, by and among the Corporation, TJMT Holdings LLC, Vincent Viola, SLP III EW Feeder I, L.P., SLP Virtu Investors, LLC, Silver Lake Technology Associates III, L.P. and the other persons party thereto or that may become parties thereto from time to time, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.

(am)         “TBOC” is defined in Section 3.

(an)         “Temasek Entities” means Havelock Fund Investments Pte Ltd., Temasek Holdings (Private) Limited (“Temasek Holdings”) and Temasek Holdings’ direct and indirect wholly owned subsidiaries the boards of directors or equivalent governing bodies of which comprise solely nominees or employees of (i) Temasek Holdings, (ii) Temasek Pte Ltd. (a wholly owned subsidiary of Temasek Holdings) and/or (iii) wholly owned direct and indirect subsidiaries of Temasek Pte Ltd.

(ao)         “Transfer” of a share of Class B Common Stock or Class D Common Stock means, directly or indirectly, any sale, assignment, transfer, exchange, gift, bequest, pledge, hypothecation or other disposition or encumbrance of such share or any legal or beneficial interest in such share, in whole or in part, whether or not for value and whether voluntary or involuntary or by operation of law; provided, however, that the following shall not be considered a “Transfer”: (i) the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board in connection with actions to be taken at annual or special meetings of shareholders or in connection with any action by written consent of the shareholders solicited by the Board (at such times as action by written consent of shareholders is permitted under this Certificate of Formation); (ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with the Corporation and/or its shareholders that (x) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (y) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (z) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; (iii) entering into a customary voting or support agreement (with or without granting a proxy) in connection with any merger, consolidation or other business combination of the Corporation, whether effectuated through one transaction or series of related transactions (including a tender offer followed by a merger in which holders of Class A Common Stock receive the same consideration per share paid in the tender offer); (iv) the pledge of shares of capital stock of the Corporation by a shareholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as such shareholder continues to exercise sole voting control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a “Transfer” or (v) the fact that the spouse of any holder of Class B Common Stock or Class D Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock or Class D Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock or Class D Common Stock.

(ap)         “Triggering Event” means the first date on which Viola Equityholders cease collectively to beneficially own (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) shares representing at least twenty-five percent (25%) of the issued and outstanding shares of Common Stock.

(aq)         “Vice Chairman” means the Vice Chairman of the Board.

(ar)         “Viola Entities” means Mr. Vincent Viola, TJMT Holdings LLC and any of their respective successors and Affiliates.

(as)         “Viola Equityholders” means TJMT Holdings LLC and any Permitted Transferee of a Viola Equityholder that owns shares of Common Stock.

(at)         “Virtu Financial” means Virtu Financial LLC, a Delaware limited liability company, or any successor thereto.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Certificate of Formation of Virtu Financial, Inc. has been duly executed by the authorized officer below this [_] day of [_], 2026.

VIRTU FINANCIAL, INC.

By:
Name: Aaron Simons
Title: Chief Executive Officer

[Signature Page to Certificate of Formation]

EXHIBIT B

BY-LAWS

BY-LAWS

of

VIRTU FINANCIAL, INC.

(A Texas Corporation)

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS

As used in these By-laws, unless the context otherwise requires, the term:

1.1           “Assistant Secretary” means an Assistant Secretary of the Corporation.

1.2           “Assistant Treasurer” means an Assistant Treasurer of the Corporation.

1.3           “Board” means the Board of Directors of the Corporation.

1.4           “By-laws” means the By-laws of the Corporation, as amended and restated.

1.5           “Certificate of Formation” means the Certificate of Formation of the Corporation, as may be amended and restated from time to time.

1.6           “Chairman” means the Chairman of the Board and includes any Executive Chairman.

1.7           “Chief Executive Officer” means the Chief Executive Officer of the Corporation.

1.8           “control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

1.9           “Corporation” means Virtu Financial, Inc.

1.10         “Derivative” is defined in Section 2.2(D)(iii).

1.11         “Directors” means the directors of the Corporation.

1.12         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor law or statute, and the rules and regulations promulgated thereunder.

1.13         “Executive Chairman” means the Executive Chairman of the Board.

1.14         “law” means any U.S. or non-U.S., federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a governmental authority (including any department, court, agency or official, or non-governmental self-regulatory organization, agency or authority and any political subdivision or instrumentality thereof).

1.15         “Nominating Shareholder” is defined in Section 3.3(B).

1.16         “Notice of Business” is defined in Section 2.2(C).

1.17         “Notice of Nomination” is defined in Section 3.3(C).

1.18         “Notice Record Date” is defined in Section 2.4(A).

1.19         “Office of the Corporation” means the principal executive office of the Corporation.

1.20         “President” means the President of the Corporation.

1.21         “Proponent” is defined in Section 2.2(D)(i).

1.22         “Public Disclosure” is defined in Section 2.2(I).

1.23         “Qualifying Shares” is defined in Section 3.4.

1.24         “SEC” means the Securities and Exchange Commission.

1.25         “Secretary” means the Secretary of the Corporation.

1.26         “Shareholder Associated Person” is defined in Section 2.2(J).

1.27         “Shareholder Business” is defined in Section 2.2(B).

1.28         “Shareholder Information” is defined in Section 2.2(D)(iii).

1.29         “Shareholder Nominees” is defined in Section 3.3(B).

1.30         “Shareholders” means the shareholders of the Corporation.

1.31         “Stockholders Agreement” means the Stockholders Agreement, dated as of April 15, 2015, by and among the Corporation, TJMT Holdings LLC, Vincent Viola, SLP III EW Feeder I, L.P., SLP Virtu Investors, LLC, Silver Lake Technology Associates III, L.P. and the other Persons who may become parties thereto from time to time, as it may be amended, supplemented or modified.

1.32         “TBOC” means the Texas Business Organizations Code, as amended, and any successor law or statute.

1.33         “Treasurer” means the Treasurer of the Corporation.

1.34         “Vice Chairman” means the Vice Chairman of the Board.

1.35         “Vice President” means a Vice President of the Corporation.

1.36         “Voting Commitment” is defined in Section 3.4.

1.37         “Voting Record Date” is defined in Section 2.4(A).

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ARTICLE 2
SHAREHOLDERS

2.1           Place of Meetings. Meetings of Shareholders may be held within or without the State of Texas, at such place or solely by means of remote communication or otherwise, as may be designated by the Board in its sole discretion.

2.2           Annual Meetings; Shareholder Proposals.

(A)          A meeting of Shareholders for the election of Directors and other business shall be held annually at such date and time as may be designated by the Board in its sole discretion.

(B)           At an annual meeting of the Shareholders, only business (other than business relating to the nomination or election of Directors, which is governed by Section 3.3) that has been properly brought before the Shareholder meeting in accordance with the procedures set forth in this Section 2.2 shall be conducted. To be properly brought before a meeting of Shareholders, such business must be brought before the meeting (i) by or at the direction of the Board or any committee thereof or (ii) by a Shareholder who (a) was a Shareholder of record of the Corporation when the notice required by this Section 2.2 is delivered in writing to the Secretary and at the time of the meeting, (b) is entitled to vote at the meeting and (c) complies with the notice and other provisions of this Section 2.2. Subject to Section 2.2(K), and except with respect to nominations or elections of Directors, which are governed by Section 3.3, Section 2.2(B)(ii) is the exclusive means by which a Shareholder may bring business before a meeting of Shareholders; provided that if Rule 14a-8 of the Exchange Act (or any successor rule) is applicable, a Shareholder may not bring business before any meeting if the Shareholder fails to meet the requirements of such rule. Any business brought before a meeting in accordance with Section 2.2(B)(ii) is referred to as “Shareholder Business.”

(C)           Subject to Section 2.2(K), at any annual meeting of Shareholders, all proposals of Shareholder Business must be made by timely written notice given by or on behalf of a Shareholder of record of the Corporation (the “Notice of Business”) and must otherwise be a proper matter for Shareholder action. To be timely, the Notice of Business must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the Secretary, by no earlier than one hundred and twenty (120) days and no later than ninety (90) days before the first anniversary of the date of the prior year’s annual meeting of Shareholders; provided, however, that if (i) the annual meeting of Shareholders is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from the first anniversary of the prior year’s annual meeting of Shareholders, (ii) no annual meeting was held during the prior year or (iii) in the case of the Corporation’s first annual meeting of Shareholders as a corporation with a class of equity securities registered under the Exchange Act, the notice by the Shareholder to be timely must be received (a) no earlier than one hundred and twenty (120) days before such annual meeting and (b) no later than the later of ninety (90) days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure. In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of a Shareholder meeting commence a new time period (or extend any time period) for the giving of the Notice of Business.

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(D)          The Notice of Business must set forth:

(i)             the name and record address of each Shareholder proposing Shareholder Business (the “Proponent”), as they appear on the Corporation’s books;

(ii)            the name and address of any Shareholder Associated Person;

(iii)           as to each Proponent and any Shareholder Associated Person, (a) the class or series and number of shares of stock directly or indirectly held of record and beneficially by the Proponent or Shareholder Associated Person, (b) the date such shares of stock were acquired, (c) a description of any agreement, arrangement or understanding, direct or indirect, with respect to such Shareholder Business between or among the Proponent, any Shareholder Associated Person or any others (including their names) acting in concert with any of the foregoing, (d) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of securities and/or borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any Shareholder Associated Person with respect to shares of stock of the Corporation or with a value derived in whole or in part from the value or decrease in value of any class or series of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative”), (e) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the Proponent or Shareholder Associated Person has a right to vote any shares of stock of the Corporation, (f) any rights to dividends on the stock of the Corporation owned beneficially by the Proponent or Shareholder Associated Person that are separated or separable from the underlying stock of the Corporation, (g) any proportionate interest in stock of the Corporation or Derivatives held, directly or indirectly, by a general or limited partnership in which the Proponent or Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (h) any performance-related fees (other than an asset-based fee) that the Proponent or Shareholder Associated Person is entitled to based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of such notice. The information specified in Section 2.2(D)(i) to (iii) is referred to herein as “Shareholder Information”;

(iv)           Shareholder Information with respect to any stock or other interests of the Corporation held by members of the Proponent’s or Shareholder Associated Person’s immediate family sharing the same household;

(v)            a representation to the Corporation that each Proponent is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such Shareholder Business;

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(vi)           a brief description of the Shareholder Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-laws, the language of the proposed amendment) and the reasons for conducting such Shareholder Business at the meeting;

(vii)          any material interest of each Proponent and any Shareholder Associated Person in such Shareholder Business;

(viii)         a representation to the Corporation as to whether the Proponent intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such Shareholder Business or (b) otherwise to solicit proxies from the Shareholders in support of such Shareholder Business;

(ix)            all other information that would be required to be filed with the SEC if the Proponents or Shareholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act; and

(x)             a representation and covenant for the benefit of the Corporation that the Proponents shall provide any other information reasonably requested by the Corporation.

(E)           The Proponents shall also provide any other information reasonably requested by the Corporation within ten (10) business days after such request.

(F)           In addition, the Proponent shall further update and supplement the information provided to the Corporation in the Notice of Business or upon the Corporation’s request pursuant to Section 2.2(E) as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is the later of ten (10) business days before the meeting or any adjournment or postponement thereof. Such update and supplement must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the Secretary, by no later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven (7) business days before the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days before the meeting or any adjournment or postponement thereof).

(G)           The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.2, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(H)           If the Proponent (or a qualified representative of the Proponent) does not appear at the meeting of Shareholders to present the Shareholder Business, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.2, to be considered a qualified representative of the Shareholder, a person must be a duly authorized officer, manager or partner of such Shareholder or must be authorized by a writing executed by such Shareholder or an electronic transmission delivered by such Shareholder to act for such Shareholder as proxy at the meeting of Shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Shareholders.

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(I)            “Public Disclosure” of any date or other information means disclosure thereof by a press release reported by the Dow Jones News Services, Associated Press or comparable U.S. national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(J)            “Shareholder Associated Person” means, with respect to any Shareholder, (i) any other beneficial owner of stock of the Corporation that is owned by such Shareholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Shareholder or such beneficial owner.

(K)           The notice requirements of this Section 2.2 shall be deemed satisfied with respect to Shareholder proposals that have been properly brought under Rule 14a-8 of the Exchange Act and that are included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Further, nothing in this Section 2.2 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Formation.

2.3           Special Meetings. Special meetings of the Shareholders may be called only in the manner set forth in the Certificate of Formation. Notice of every special meeting of the Shareholders shall state the purpose or purposes of such meeting. Except as otherwise required by law, the business conducted at a special meeting of Shareholders shall be limited exclusively to the business set forth in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice.

2.4           Record Date.

(A)          For the purpose of determining the Shareholders entitled to notice of any meeting of Shareholders or any adjournment thereof, unless otherwise required by the Certificate of Formation or applicable law, the Board may fix a record date (the “Notice Record Date”), which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than sixty (60) or less than ten (10) days before the date of such meeting. The Notice Record Date shall also be the record date for determining the Shareholders entitled to vote at such meeting unless the Board determines, at the time it fixes such Notice Record Date, that a later date on or before the date of the meeting shall be the date for making such determination (the “Voting Record Date”). For the purposes of determining the Shareholders entitled to express consent to corporate action in writing without a meeting, unless otherwise required by the Certificate of Formation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than ten (10) days after the date on which the record date was fixed by the Board. For the purposes of determining the Shareholders entitled to (i) receive payment of any dividend or other distribution or allotment of any rights, (ii) exercise any rights in respect of any change, conversion or exchange of stock or (iii) take any other lawful action, unless otherwise required by the Certificate of Formation or applicable law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than sixty (60) days prior to such action.

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(B)           If no such record date is fixed:

(i)             the record date for determining Shareholders entitled to notice of and to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(ii)            the record date for determining Shareholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Certificate of Formation), when no prior action by the Board is required by applicable law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law; and when prior action by the Board is required by applicable law, the record date for determining Shareholders entitled to express consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board takes such prior action; and

(iii)           when a determination of Shareholders of record entitled to notice of or to vote at any meeting of Shareholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof, unless the Board fixes a new Voting Record Date for the adjourned meeting, in which case the Board shall also fix such Voting Record Date or a date earlier than such date as the new Notice Record Date for the adjourned meeting.

2.5           Notice of Meetings of Shareholders. Whenever, under the provisions of applicable law, the Certificate of Formation or these By-laws, Shareholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Shareholders and proxy holders may be deemed to be present in person and vote at such meeting, the Voting Record Date, if such date is different from the Notice Record Date, and, in the case of a special meeting, the purposes for which the meeting is called. Unless otherwise provided by these By-laws or applicable law, notice of any meeting shall be given, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Shareholder entitled to vote at such meeting as of the Notice Record Date. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail, with postage prepaid, and directed to the Shareholder at his or her address as it appears on the records of the Corporation. Notice to a Shareholder may be given by electronic transmission only with the consent of such Shareholder and otherwise in accordance with Section 21.3531 of the TBOC. An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Any business that might have been transacted at the meeting as originally called may be transacted at the adjourned meeting. If, however, the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting. If, after the adjournment, a new Voting Record Date is fixed for the adjourned meeting, the Board shall fix a new Notice Record Date in accordance with Section 2.4(B)(iii) hereof and shall give notice of such adjourned meeting to each Shareholder entitled to vote at such meeting as of the Notice Record Date.

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2.6           Waivers of Notice. Whenever the giving of any notice to Shareholders is required by applicable law, the Certificate of Formation or these By-laws, a waiver thereof, given by the person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Shareholder at a meeting shall constitute a waiver of notice of such meeting except when the Shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Shareholders need be specified in any waiver of notice.

2.7           List of Shareholders. The Secretary shall prepare, no later than the eleventh (11th) day before every meeting of Shareholders, a complete, alphabetical list of the Shareholders entitled to vote at the meeting or any adjournment of the meeting. The list of Shareholders shall state (i) the address of each Shareholder, (ii) the number and type of shares held by each Shareholder, and (iii) the number of votes that each Shareholder is entitled to (if different than the number of shares held by such Shareholder). Such list shall be kept on file at the Office of the Corporation, and shall be open to examination by any Shareholder, the Shareholder’s agent, or attorney, at the Shareholder’s expense, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation or on a reasonably accessible electronic network as provided by applicable law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Shareholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection as provided by applicable law. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the Shareholders entitled to examine the list of Shareholders or to vote in person or by proxy at any meeting of Shareholders.

2.8           Quorum of Shareholders; Adjournment. Except as otherwise provided by these By-laws, at each meeting of Shareholders, the presence in person or by proxy of the holders of a majority of the voting power of all outstanding shares of stock entitled to vote at the meeting of Shareholders shall constitute a quorum for the transaction of any business at such meeting, except that, where a separate vote by a class or series of classes of shares is required, a quorum shall consist of no less than a majority of the voting power of all outstanding shares of stock of such class or series of classes, as applicable. In the absence of a quorum, the holders of a majority in voting power of the shares of stock present in person or represented by proxy at any meeting of Shareholders, including an adjourned meeting, may adjourn such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

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2.9           Voting; Proxies. Unless otherwise provided by the TBOC or in the Certificate of Formation, every Shareholder entitled to vote at any meeting of Shareholders shall be entitled to one vote for each share of stock held by such Shareholder which has voting power upon the matter in question. At any meeting of Shareholders, all matters other than the election of Directors, except as otherwise provided by the Certificate of Formation, these By-laws or any applicable law, shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. At all meetings of Shareholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect Directors. Each Shareholder entitled to vote at a meeting of Shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Shareholder by proxy, but no such proxy shall be voted or acted upon after eleven (11) months from its date of execution, unless the proxy expressly provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and otherwise meets the requirements set forth in the TBOC. A Shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date.

2.10          Voting Procedures and Inspectors at Meetings of Shareholders. The Board, in advance of any meeting of Shareholders, shall appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (A) ascertain the number of shares outstanding and the voting power of each, (B) determine the shares represented at the meeting and the validity of proxies and ballots, (C) count all votes and ballots, (D) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (E) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Shareholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Business Court in the Third Business Court Division of the State of Texas upon application by a Shareholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Shareholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

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2.11         Conduct of Meetings; Adjournment. The Board may adopt such rules and procedures for the conduct of Shareholder meetings as it deems appropriate. At each meeting of Shareholders, the Chairman or, in the absence of the Chairman, the Vice Chairman or, in the absence of or if there is no Vice Chairman, the Chief Executive Officer or, in the absence of the Chairman, the Vice Chairman and the Chief Executive Officer, the President or, if there is no Chairman, Vice Chairman, Chief Executive Officer or President or if they are absent, a Vice President and, in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President present), shall preside over the meeting. Except to the extent inconsistent with the rules and procedures as adopted by the Board, the person presiding over the meeting of Shareholders shall have the right and authority to convene, adjourn and reconvene the meeting from time to time, to prescribe such additional rules and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules and procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include (A) the establishment of an agenda or order of business for the meeting, (B) rules and procedures for maintaining order at the meeting and the safety of those present, (C) limitations on attendance at or participation in the meeting to Shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine, (D) restrictions on entry to the meeting after the time fixed for the commencement thereof and (E) limitations on the time allotted to questions or comments by participants. The person presiding over any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, may determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, he or she shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of Shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. The Secretary or, in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting. If none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board and, if the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.

2.12         Order of Business. The order of business at all meetings of Shareholders shall be as determined by the person presiding over the meeting.

2.13          Written Consent of Shareholders Without a Meeting. If, and only if, the Certificate of Formation expressly permits action to be taken at any annual or special meeting of Shareholders without a meeting, without prior notice and without a vote, then a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes required by the Certificate of Formation to authorize or take such action at a meeting and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Texas, the Office of the Corporation or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Shareholders are recorded. Every written consent shall include (i) the date each Shareholder signed the consent and (ii) the date of signing of the latest dated consent satisfying the minimum number of Shareholders necessary to approve the action that is the subject of the consent. The date described in clause (ii) shall be no later than the sixtieth (60th) day after the date of signing of the earliest dated consent of the Shareholders signing the consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be provided to each Shareholder as of the record date for such action, as determined in accordance with Section 6.102 of the TBOC, who did not sign such consent, and such notice shall contain the information required by Section 6.202(d) of the TBOC.

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ARTICLE 3
DIRECTORS

3.1           General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and procedures, not inconsistent with the Certificate of Formation, these By-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

3.2           Term of Office. The Board shall consist of three (3) to twenty (20) members, the number thereof to be determined in accordance with the Certificate of Formation. Subject to obtaining any required shareholder votes or consents under the Stockholders Agreement (as long as such agreement is in effect), each Director shall hold office until a successor is duly elected and qualified or until the Director’s earlier death, resignation, disqualification or removal.

3.3           Nominations of Directors.

(A)          Subject to Section 3.3(L) and obtaining any required shareholder votes or consents under the Stockholders Agreement and except as otherwise provided by the Stockholders Agreement, only persons who are nominated in accordance with the procedures set forth in this Section 3.3 are eligible for election as Directors.

(B)           Nominations of persons for election to the Board may only be made at a meeting properly called for the election of Directors and only (i) by or at the direction of the Board or any committee thereof or (ii) by a Shareholder who (a) was a Shareholder of record of the Corporation when the notice required by this Section 3.3 is delivered to the Secretary and at the time of the meeting, (b) is entitled to vote for the election of Directors at the meeting and (c) complies with the notice and other provisions of this Section 3.3. Subject to Section 3.3(L) and obtaining any required shareholder votes or consents under the Stockholders Agreement, Section 3.3(B)(ii) is the exclusive means by which a Shareholder may nominate a person for election to the Board. Persons nominated in accordance with Section 3.3(B)(ii) are referred to as “Shareholder Nominees.” A Shareholder nominating persons for election to the Board is referred to as the “Nominating Shareholder.”

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(C)           Subject to Section 3.3(L) and obtaining any required shareholder votes or consents under the Stockholders Agreement, all nominations of Shareholder Nominees must be made by timely written notice given by or on behalf of a Shareholder of record of the Corporation (the “Notice of Nomination”). To be timely, the Notice of Nomination must be delivered personally or mailed to and received at the Office of the Corporation, addressed to the attention of the Secretary, by the following dates:

(i)             in the case of the nomination of a Shareholder Nominee for election to the Board at an annual meeting of Shareholders, no earlier than one hundred and twenty (120) days and no later than ninety (90) days before the first anniversary of the date of the prior year’s annual meeting of Shareholders; provided, however, that if (a) the annual meeting of Shareholders is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from the first anniversary of the prior year’s annual meeting of Shareholders, (b) no annual meeting was held during the prior year or (c) in the case of the Corporation’s first annual meeting of Shareholders as a corporation with a class of equity security registered under the Exchange Act, the notice by the Shareholder to be timely must be received (1) no earlier than one hundred and twenty (120) days before such annual meeting and (2) no later than the later of ninety (90) days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure; and

(ii)           in the case of the nomination of a Shareholder Nominee for election to the Board at a special meeting of Shareholders, no earlier than one hundred and twenty (120) days before and no later than the later of ninety (90) days before such special meeting and the tenth day after the day on which the notice of such special meeting was made by mail or Public Disclosure.

(D)          Notwithstanding anything to the contrary, if the number of Directors to be elected to the Board at a meeting of Shareholders is increased and there is no Public Disclosure by the Corporation naming the nominees for the additional directorships at least one hundred (100) days before the first anniversary of the preceding year’s annual meeting, a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered personally and received at the Office of the Corporation, addressed to the attention of the Secretary, no later than the close of business on the tenth day following the day on which such Public Disclosure is first made by the Corporation.

(E)           In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination.

(F)           The Notice of Nomination shall set forth:

(i)             the Shareholder Information with respect to each Nominating Shareholder and Shareholder Associated Person;

(ii)            a representation to the Corporation that each Nominating Shareholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

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(iii)           all information regarding each Shareholder Nominee and Shareholder Associated Person that would be required to be disclosed in a solicitation of proxies subject to Section 14 of the Exchange Act, the written consent of each Shareholder Nominee to being named in a proxy statement as a nominee and to serve if elected and a completed signed questionnaire, representation and agreement required by Section 3.4;

(iv)           a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a Nominating Shareholder, Shareholder Associated Person or their respective associates, or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Nominating Shareholder, Shareholder Associated Person or any person acting in concert therewith were the “registrant” for purposes of such rule and the Shareholder Nominee were a director or executive of such registrant;

(v)            Shareholder Information with respect to any stock or other interests of the Corporation held by members of the Nominating Shareholder’s or its Shareholder Associated Person’s immediate family sharing the same household;

(vi)           a representation to the Corporation as to whether each Nominating Shareholder intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination or (b) otherwise to solicit proxies from Shareholders in support of such nomination;

(vii)          a representation to the Corporation that each Nominating Shareholder intends to solicit the holders of shares representing at least sixty-seven percent (67%) of the voting power of the shares entitled to vote on the election of Directors in support of the Shareholder Nominees in accordance with Rule 14a-19 under the Exchange Act;

(viii)         all other information that would be required to be filed with the SEC if the Nominating Shareholders and Shareholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act; and

(ix)            a representation and covenant for the benefit of the Corporation that the Nominating Shareholders shall provide any other information reasonably requested by the Corporation.

(G)          The Nominating Shareholders shall also provide any other information reasonably requested by the Corporation within ten business days after such request.

(H)           Each Nominating Shareholder shall, no later than five (5) business days before the meeting or any adjournment or postponement thereof, deliver to the Corporation reasonable evidence that such Nominating Shareholder has complied with the requirements of Rule 14a-19 under the Exchange Act.

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(I)             In addition, the Nominating Shareholders shall further update and supplement the information provided to the Corporation in the Notice of Nomination or upon the Corporation’s request pursuant to Section 3.3(G) as needed, so that such information shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days before the meeting or any adjournment or postponement thereof. Such update and supplement must be delivered personally or mailed to, and received at the Office of the Corporation, addressed to the Secretary, by no later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than seven (7) business days before the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days before the meeting or any adjournment or postponement thereof).

(J)            The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that the nomination was not made in accordance with the procedures set forth in this Section 3.3, and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding anything in these By-laws to the contrary, unless otherwise required by applicable law, if a Nominating Shareholder provides notice pursuant to Rule 14a-19 under the Exchange Act and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) or the requirements of this Section 3.3 relating thereto, the Corporation shall disregard any proxies or votes solicited for the applicable Shareholder Nominees, notwithstanding that proxies in favor thereof may have been received by the Corporation, and such Shareholder Nominees shall be disqualified from standing for election.

(K)           If the Shareholder (or a qualified representative of the Shareholder) does not appear at the applicable Shareholder meeting to nominate the Shareholder Nominees, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3.3, to be considered a qualified representative of the Shareholder, a person must be a duly authorized officer, manager or partner of such Shareholder or must be authorized by a writing executed by such Shareholder or an electronic transmission delivered by such Shareholder to act for such Shareholder as proxy at the meeting of Shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Shareholders.

(L)           Nothing in this Section 3.3 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Formation.

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3.4           Nominee and Director Qualifications. Unless the Board determines otherwise or the Stockholders Agreement provides otherwise (as long as such agreement is in effect), to be eligible to be a nominee for election or reelection as a Director, a person must deliver (in accordance with the time periods prescribed for delivery of notice by the Board) to the Secretary at the Office of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person will act or vote as a Director on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as a Director under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, (C) beneficially owns, or agrees to purchase within ninety (90) days if elected as a Director, not less than 1,000 shares of Class A common stock, par value $0.00001 per share, of the Corporation (the “Qualifying Shares”) (subject to adjustment for any stock splits or stock dividends occurring after the date of such representation or agreement), will not dispose of such minimum number of shares so long as such person is a Director and has disclosed therein whether all or any portion of the Qualifying Shares were purchased with any financial assistance provided by any other person and whether any other person has any interest in the Qualifying Shares and (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading and other policies and guidelines of the Corporation that are applicable to Directors; provided, however, that notwithstanding anything in these By-laws to the contrary, unless the Stockholders Agreement provides otherwise (as long as such agreement is in effect), the provisions of this Section 3.4 shall not apply to any Director nominated by the SL Parties (as such term is defined in the Stockholders Agreement) pursuant to the terms of the Stockholders Agreement.

3.5           Resignation. Any Director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

3.6           Compensation. Each Director, in consideration of his or her service as such, shall be entitled to receive from the Corporation such amount per annum or such fees (payable in cash or equity) for attendance at Directors’ meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in connection with the performance of his or her duties. Each Director who shall serve as a member of any committee of Directors in consideration of serving as such shall be entitled to such additional amount per annum or such fees for attendance at committee meetings, or both, as the Board may from time to time determine, together with reimbursement for the reasonable out-of-pocket expenses, if any, incurred by such Director in the performance of his or her duties. Nothing contained in this Section 3.6 shall preclude any Director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

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3.7           Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places within or without the State of Texas as may be determined from time to time by the Board or its Chairman.

3.8           Special Meetings. Special meetings of the Board may be held at such times and at such places within or without the State of Texas as may be determined by the Chairman, the Vice Chairman or the Chief Executive Officer on at least twenty-four (24) hours’ notice to each Director given by one of the means specified in Section 3.11 hereof other than by mail, or on at least three (3) days’ notice if given by mail. Special meetings shall be called by the Chairman, the Vice Chairman, the Chief Executive Officer, the President or the Secretary in like manner and on like notice on the written request of any two or more Directors.

3.9           Telephone Meetings. Board or Board committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by a Director in a meeting pursuant to this Section 3.9 shall constitute presence in person at such meeting.

3.10         Adjourned Meetings. A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least twenty-four (24) hours’ notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.11 hereof other than by mail, or at least three (3) days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.11         Notice Procedure. Subject to Sections 3.8 and 3.12 hereof, whenever notice is required to be given to any Director by applicable law, the Certificate of Formation or these By-laws, such notice shall be deemed given effectively if given in person or by telephone, mail or electronic mail addressed to such Director at such Director’s address or email address, as applicable, as it appears on the records of the Corporation, facsimile or by other means of electronic transmission.

3.12             Waiver of Notice. Whenever the giving of any notice to Directors is required by applicable law, the Certificate of Formation or these By-laws, a waiver thereof, in writing signed by the Director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board or committee meeting need be specified in any waiver of notice.

3.13         Organization. At each meeting of the Board, the Chairman or, in the absence of the Chairman, the Vice Chairman or, in the absence of or if there is no Vice Chairman, the Chief Executive Officer or, in the absence of the Chairman, the Vice Chairman and the Chief Executive Officer, another Director selected by the Board shall preside. The Secretary shall act as secretary at each meeting of the Board. If the Secretary is absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

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3.14         Quorum of Directors. The presence in person of a majority of the total members of the Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.

3.15         Action by Majority Vote. Except as otherwise expressly required by these By-laws, or the Certificate of Formation, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board; provided, that to the extent one or more Directors recuses himself or herself from an act, the act of a majority of the remaining Directors then in office shall be the act of the Board.

3.16          Action Without Meeting. Unless otherwise restricted by these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee.

ARTICLE 4
COMMITTEES OF THE BOARD

The Board may, by resolution, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may, by resolution, adopt charters for one or more of such committees. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. No committee shall fill vacancies on, or designate alternate members of, such committee except to the extent permitted by the TBOC. Any such committee, to the extent permitted by the TBOC, and to the extent provided in the resolution of the Board designating such committee or the charter for such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board. The Board may remove any Director from any committee at any time if the Board determines such removal is in the best interests of the Corporation. Unless the Board provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article 3.

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ARTICLE 5
OFFICERS

5.1           Positions; Election. The officers of the Corporation shall be a Chairman, Vice Chairman, Chief Executive Officer, President, Vice Presidents, Secretary, Treasurer and any other officers as the Board may elect from time to time, who shall exercise such powers and perform such duties as shall be determined by the Board from time to time. Any number of offices may be held by the same person.

5.2           Term of Office. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualifies or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any. Any officer may be removed at any time with or without cause by the Board. Any vacancy occurring in any office of the Corporation may be filled by the Board. The election or appointment of an officer shall not of itself create contract rights.

5.3           Chairman. The Chairman shall preside at all meetings of the Shareholders and at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board. In addition to the responsibilities, powers and duties of the Chairman, an Executive Chairman (if there be one) shall exercise such powers and perform such other duties as shall be determined from time to time by the Board and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed.

5.4           Vice Chairman. The Vice Chairman (if there be one) shall preside at all meetings of the Shareholders and at all meetings of the Board at which the Chairman is not present and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board.

5.5           Chief Executive Officer. The Chief Executive Officer shall have general supervision over, and direction of, the business and affairs of the Corporation, subject, however, to the control of the Board and of any duly authorized committee of the Board. The Chief Executive Officer shall preside at all meetings of the Shareholders and at all meetings of the Board at which the Chairman and the Vice Chairman (if there be one) are not present. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed and, in general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of a corporation and such other duties as may be determined from time to time by the Board.

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5.6           President. The President shall have duties incident to the office of President, and any other duties as may from time to time be assigned to the President by the Chief Executive Officer (if the President and Chief Executive Officer are not the same person) or the Board and subject to the control of the Chief Executive Officer (if the President and Chief Executive Officer are not the same person) and the Board in each case. The President shall preside at all meetings of the Shareholders at which the Chairman, the Vice Chairman (if there be one) and the Chief Executive Officer are not present. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed.

5.7           Vice Presidents. Vice Presidents shall have the duties incident to the office of Vice President and any other duties that may from time to time be assigned to the Vice President by the Chief Executive Officer, the President or the Board. A Vice President shall preside at all meetings of the Shareholders at which the Chairman, the Vice Chairman (if there be one), the Chief Executive Officer and the President are not present. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed.

5.8           Secretary. The Secretary shall attend all meetings of the Board and of the Shareholders, record all the proceedings of the meetings of the Board and of the Shareholders in a book to be kept for that purpose and perform like duties for committees of the Board, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Shareholders and perform such other duties as may be prescribed by the Board, the Chief Executive Officer or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary or an Assistant Secretary shall have authority to affix the same on any instrument that may require it, and when so affixed, the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer’s signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the Executive Chairman, Chief Executive Officer, President or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, perform all duties incident to the office of secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board, the Chief Executive Officer or the President.

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5.9           Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board, against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed, regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation, have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same, render to the Chief Executive Officer, the President or the Board, whenever the Chief Executive Officer, the President or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation, disburse the funds of the Corporation as ordered by the Board and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board, the Chief Executive Officer or the President.

5.10         Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board, the Chief Executive Officer or the President.

ARTICLE 6
GENERAL PROVISIONS

6.1           Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates or all of such shares shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both. If shares are represented by certificates (if any) such certificates shall be in the form approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman, the Chief Executive Officer, the President or any Vice President, and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

6.2           Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

6.3           Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

6.4           Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

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6.5           Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

6.6           Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

6.7           Amendments. These By-laws may be altered, amended or repealed in accordance with the Certificate of Formation and the TBOC.

6.8           Conflict with Applicable Law or Certificate of Formation. These By-laws are adopted subject to any applicable law and the Certificate of Formation. Whenever these By-laws may conflict with any applicable law or the Certificate of Formation, such conflict shall be resolved in favor of such law or the Certificate of Formation.

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